UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2006

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 11, 2006, Kindred Healthcare, Inc. (the “Company”) announced that it has authorized the voluntary delisting of its Series A Warrants to Purchase Common Stock and its Series B Warrants to Purchase Common Stock from the Nasdaq National Market effective at the close of trading on April 17, 2006. Both the Series A Warrants and Series B Warrants will expire by their terms on April 20, 2006. The delisting of the Series A Warrants and Series B Warrants will permit pending trades through the Nasdaq National Market to settle prior to the April 20 expiration date in accordance with the standard “T+3” trade settlement period.

Item 7.01.	Regulation FD Disclosure.

Incorporated by reference is a press release issued by the Company on April 11, 2006, which is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section.

Item 9.01.

(c)	Exhibits

Exhibit 99.1 Press release dated April 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 11, 2006	By:	/s/ Richard A. Lechleiter
Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer